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                                                                    EXHIBIT 21.1

PARENT AND SUBSIDIARIES

     UST is an independent corporation without parent. It had the following significant subsidiaries as of December 31, 1994:

                                                                                    PERCENTAGE
                                                                                        OF
                                                                                   OWNERSHIP BY
                                                                                    UST OR ITS
                                                                 JURISDICTION OF   WHOLLY OWNED
                NAME OF SUBSIDIARY OR AFFILIATE                   INCORPORATION    SUBSIDIARIES
- ---------------------------------------------------------------  ---------------   ------------
International Wine & Spirits Ltd. .............................   Delaware              100%
  Stimson Lane Ltd. >..........................................   Washington            100%
United States Tobacco Company..................................   Delaware              100%
  United States Tobacco Manufacturing Company Inc. ............   Delaware              100%
  United States Tobacco Sales and Marketing Company Inc. ......   Delaware              100%
UST Enterprises Inc. ..........................................   Delaware              100%
UST International Inc. ........................................   Delaware              100%

- ---------------

Certain subsidiaries have been omitted since, if considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.